Exhibit 99.1

Quintana Maritime Limited Pandoras 13 & Kyprou Street 166 74 Glyfada Greece
NEWS RELEASE

QUINTANA MARITIME LIMITED
REPORTS SECOND QUARTER 2005 RESULTS
Records profits in first quarter since it commenced operations in April 2005 and declares a dividend of $0.05 per share
ATHENS, Greece — August 24, 2005 — Quintana Maritime Limited (NASDAQ: QMAR) today announced operating results for the second quarter ended June 30, 2005. Quintana reported a profit of $744,195 in the first quarter of its fleet’s operation.
The Company was incorporated in the Marshall Islands on January 13, 2005 and began operations on April 12, 2005. The initial public offering of 16.7 million common shares was completed on July 14, 2005, raising net proceeds of approximately $178 million. On August 17, 2005 the underwriters partially exercised their over-allotment option, raising an additional $2.9 million in net proceeds. The Company used $161.1 million from the proceeds to fully repay its outstanding debt as of June 30, 2005. The remaining proceeds were utilized to partially fund the delivery of three additional vessels.
For the second quarter of 2005 the Company reported net income of $744,195, or $0.12 per diluted share, on time-charter revenues of $7.0 million net of commissions. The weighted average number of diluted shares used in the computations was 6,319,492. EBITDA for the quarter was $4.6 million. All of Quintana’s bulkers delivered in the second quarter were deployed on time charters from delivery throughout the remainder of the second quarter, earning an average time charter equivalent rate of approximately $25,400 per day.
From inception to June 30, 2005, Quintana reported net income of $587,329, or $0.09 per diluted share. The weighted average number of diluted shares used in the computations was 6,319,492. EBITDA from inception to June 30, 2005 was $4.4 million. Net revenues from vessels for the period from inception were also $7.0 million as there were no revenues in the first quarter.
Stamatis Molaris, President and Chief Executive Officer of Quintana Maritime Limited commented, “We are pleased with our achievement of posting profitable results for the first half of 2005 during a period that we were building our company and acquiring our fleet. At the same time we made huge progress in positioning the company for future success by securing long-term time-charter employment for most of our acquired ships. During the second quarter, Quintana continued to successfully implement its time-charter philosophy which we expect to provide a stable platform and enhance its earnings and shareholder return. “
The following key indicators serve to highlight the Company’s financial and operating performance during the second quarter:
Quintana Maritime Limited
Key Indicators
(In U.S. Dollars per day, unless otherwise stated)

Three months
ended
June 30, 2005(1)
Average no of ships during the period	3.9
Total Ownership days	354
Total Operating days	286
Utilization	80.8%
TCE per ship	25,395
Net daily revenue per ship	24,397
Vessel operating expenses per ship	(3,633)
Daily Fees paid to third party manager	(331)
Vessel overhead burden per ship	(2,802)

(1)	Please see Glossary of Terms on page 12 for definitions of the items.
Mr. Molaris stated, “We believe that our daily operating costs per ship are lower than the industry average which gives us a competitive advantage. The set-up of the office and the pre-operating expenses increased our general and administrative expenses which, when, coupled with the fact that we had not taken delivery of our full fleet, resulted in a high daily overhead burden on a per-vessel basis. In addition, the planned dry docking repairs of two out of the five vessels delivered during the quarter diluted the utilization of our fleet.”
Fleet Report
Quintana’s fleet currently consists of 8 modern Panamax bulkers with an average age of eight years and a total carrying capacity of approximately 585,100 dwt. (Please refer to the table below showing Quintana’s fleet profile.)
Mr. Molaris continued, “Quintana’s modern fleet gives us a strong competitive advantage. Our fleet in terms of size and modernity positions Quintana amongst the large Panamax players in the dry bulk market. This fleet allows us to adhere to stringent safety and environmental standards and deliver a superior product to our customers.”

Vessel		Type	Dwt	Year Built	Age (in years)		Delivered to QMAR
Fearless 1		Panamax	73,427	1997	8		4/11/2005
King Coal		Panamax	72,873	1997	8		4/12/2005
Coal Glory		Panamax	73,670	1995	10		4/13/2005
Coal Age		Panamax	72,861	1997	8		5/4/2005
Iron Man		Panamax	72,861	1997	8		5/6/2005

Fleet on 6/30/2005			365,692

Barbara		Panamax	73,390	1997	8		7/21/2005
Coal Pride		Panamax	72,600	1999	6		8/16/2005
Linda Leah		Panamax	73,390	1997	8		8/22/2005

Fleet on 8/24/2005	8	Vessels	585,072		8	years average

Time Charter Coverage
Taking into consideration the entire fleet of 8 vessels, we estimate that just over 90% of the fleet’s net operating days for the remaining half of 2005 and 55% of the fleet’s net operating days for 2006 are currently secured, equivalent to $25.3 million and $36.1 million in revenues, respectively. For 2007, 49% of the fleet’s net operating days have already been secured, equivalent to $31.3 million. (Please refer to relevant table below, which only reflects current charters.)

	2Q05	3Q05	4Q05	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07
	Actual	Est.	Est.	Est.	Est.	Est.	Est.	Est.	Est.	Est.	Est.
Total Time Chartered Days	286	528	621	423	425	364	364	333	299	364	364

Net Daily Average Rate of time chartered ships	$24,397	$22,182	$21,927	$22,979	$23,041	$22,885	$22,885	$22,826	$23,344	$22,885	$22,885

Total Expected Time Charter Revenues in $ mil	$7.0	$11.7	$13.6	$9.7	$9.8	$8.3	$8.3	$7.6	$7.0	$8.3	$8.3
In addition to the above table, Barbara, a 73,390 dwt, 1997 built Panamax bulker entered into a one-year time-charter contract with Cargill on July 22, 2005, immediately after its delivery. The rate is based on a rate indexed to average time-charter routes published by the Baltic Exchange. Due to the spot nature of its revenue stream, it has not been included in the numbers listed above.
Mr. Molaris concluded, “Entering the second half of 2005, we have already exceeded our time-charter-coverage goal for 2005 and have made significant progress for 2006. Our secured stream of revenues should enable us to execute our policy to distribute 65% of our quarterly available net cash flow from operations to our shareholders.”
Dividends:
Our policy is to declare quarterly dividends to shareholders in February, April, July and October of each year in amounts that are approximately equal to 65% of our available cash from operations during the previous quarter less any cash reserves for capital expenditures, working capital and debt service.
At its meeting today, the Board of Directors of Quintana declared a dividend of $0.05 per share payable to all shareholders of record as of September 12, 2005 payable on September 20, 2005. This represents 65% of our net free cash flow for the second quarter of 2005, after accrued interest and dry docking expenditure.
Board Member
At the Company’s board meeting today, S. James Nelson was appointed to Quintana’s Board of Directors. Quintana’s Board is now comprised of 7 directors, 6 of whom are independent non-executive directors.
Mr. Nelson, who will serve as the Chairman of Quintana’s Audit Committee, recently retired from Cal Dive International, Inc., a marine contractor and operator of offshore oil and gas properties and production facilities, where he was a founding shareholder, Chief Financial Officer, Vice Chairman and a Director. From 1985 to 1988,

Mr. Nelson was the Senior Vice President and Chief Financial Officer of Diversified Energies, Inc., a NYSE-traded company, and from 1980 to 1985 was the Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen & Co where he became a partner in 1976. He received a Bachelor of Science (BS) degree in Accounting from Holy Cross College and a Masters in Business Administration (MBA) from Harvard University. Mr. Nelson is also a Certified Public Accountant. Mr. Nelson currently serves on the Boards of Directors of two NYSE-traded companies: Oil States International, Inc., a diversified oilfield services company, and Input/Output, a seismic services provider.
Mr. Stamatis Molaris commented: “We are committed to maximizing shareholder value not only through the quality of our shipping operations but also through the quality of our corporate governance and investor relations practices. The fact that our Board of Directors has a majority of independent non-executive directors is within this strategy. We are very pleased that our company can draw on the experience and guidance of such highly qualified directors.”
General Counsel
Steve Putman has joined Quintana Maritime as its Vice President, General Counsel and Secretary. Mr. Putman joined Quintana from Vinson & Elkins L.L.P., where he practiced corporate finance and securities law from June 2001 through August 2005. Prior to joining Vinson & Elkins, he practiced law in the tax-controversy group at Mayer, Brown, Rowe & Maw LLP from October 2000 through May 2001. Mr. Putman received his B.A. from the University of Texas in 1997 and his J.D. from the University of Chicago in 2000.
Conference Call and Webcast:
As already announced, tomorrow, Thursday, August 25th, 2005 at 12:00 pm EDT, the company’s management will host a conference call to discuss the results.
Conference Call details: Participants should dial into the call 10 minutes before the scheduled time using the following numbers: (866) 819 7111 (from the US), 0800 953 0329 (from the UK) or +44 1452 542 301 (from outside the US). Please quote “Quintana.”
In case of any problem with the above numbers, please dial (866) 869-2352 (from the US), 0800 694 1449 (from the UK) or +44 1452 560 304 (from outside the US). Quote “Quintana.”
A telephonic replay of the conference call will be available until August 30, 2005 by dialing (866) 247-4222 (from the US), 0800 953 1533 (from the UK) or +44 1452 550 000 (from outside the US). Access Code: 8859098#
Slides and audio webcast: There will also be a live, and then archived, webcast of the conference call, through the internet through Quintana Maritime’s website (www.quintanamaritime.com). Participants to the live webcast should register on the website approximately 10 minutes prior to the start of the webcast.
ABOUT QUINTANA MARITIME LIMITED
Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. The company currently owns and operates a fleet of eight Panamax size vessels with a total carrying capacity of 585,072 dwt and an average age of approximately 8 years.

Forward Looking Statement
This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such statements include comments regarding expected revenues and time charters. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.
Disclosure of Non-GAAP Financial Measures
EBITDA represents net income plus interest and finance costs plus depreciation and amortization and income taxes, if any. EBITDA is included because it is used by certain investors to measure a company’s financial performance. EBITDA is a “non-GAAP financial measure” and should not be considered a substitute for net income, cash flow from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA is presented to provide additional information with respect to the Company’s ability to satisfy its obligations including debt service, capital expenditures, working capital requirements and determination of dividends. While EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, the definition of EBITDA used here may not be comparable to that used by other companies due to differences in methods of calculation.
Our term loan facility allows us to pay dividends in amounts up to our consolidated earnings before interest, taxes, depreciation and amortization, or consolidated EBITDA, less consolidated interest expense less the aggregate amount of prepayments of principal in that year. Therefore, we believe that this non-GAAP measure is important for our investors as it reflects our ability to pay dividends.

For Immediate Release

Company Contact: Paul J. Cornell Chief Financial Officer Tel. 713-751-7525 E-mail: pcornell@quintanamaritime.com	Investor Relations / Financial Media: Paul Lampoutis Capital Link, Inc, New York Tel. 212-661-7566 E-mail: plampoutis@capitallink.com

05-07	-financials follow-

Quintana Maritime Limited
Consolidated Statement of Operations
(All amounts expressed in U.S. Dollars)

		Period from
		January 13,
	Three months	2005
	ended June 30,	(inception) to
	2005	June 30, 2005
Revenues:	(unaudited)	(unaudited)
Voyage revenue	$7,262,910	$7,262,910
Commission	(285,369)	(285,369)

Net revenue	6,977,541	6,977,541

Expenses:
Vessel operating expenses	1,286,140	1,286,140
General and administrative expenses	992,048	1,148,914
Management fees	117,200	117,200
Depreciation and amortization	1,898,352	1,898,352

Total expenses	4,293,740	4,450,606

Operating profit	2,683,801	2,526,935

Other expenses:
Interest expense	(1,621,639)	(1,621,639)
Interest income	27,268	27,268
Finance costs	(333,066)	(333,066)
Foreign exchange losses	(12,169)	(12,169)

Total other expenses	(1,939,606)	(1,939,606)

Net income	$744,195	$587,329

Earnings per share — Basic and Diluted	$0.12	$0.09

Weighted average shares outstanding	6,319,492	6,319,492

Quintana Maritime Limited
Consolidated Balance Sheet
(All amounts expressed in U.S. Dollars)

June 30, 2005
(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,166,466
Inventories	177,212
Due from charterers	214,447
Other receivables	53,423
Prepaid expenses and other current assets	1,538,913

Total current assets	14,150,461

Non-current assets:
Vessels, net of accumulated depreciation of $1,844,600	201,326,215
Advances for vessel deposits	12,700,000
Other fixed assets, net of accumulated depreciation of $20,402	216,238
Deferred dry docking costs, net of accumulated amortization of $33,350	1,168,916
Deferred financing costs, net	4,230,157

Total non-current assets	219,641,526

Total assets	$233,791,987

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,564,363
Due to related party	479,950
Sundry liabilities and accruals	947,982
Deferred income	735,375
Term loan Facility	161,071,351

Total current liabilities	164,799,021

Shareholders’ equity:
Common stock at $0.01 par value — 6,319,492 shares issued, authorized and outstanding	63,195
Additional paid-in capital	68,342,442
Retained earnings	587,329

Total shareholders’ equity	68,992,966

Total liabilities and shareholders’ equity	$233,791,987

Quintana Maritime Limited
Consolidated Statement of Cash Flows
(unaudited)
(All amounts expressed in U.S. Dollars)

Period from
January 13, 2005
(inception) to
June 30, 2005
(unaudited)
Cash flows from operating activities:
Net income	$587,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of vessels	1,844,600
Depreciation of other fixed assets	20,402
Amortization of deferred dry-docking costs	33,350
Amortization of deferred finance and legal costs	320,363
Changes in assets and liabilities:
Increase in inventories	(177,212)
Increase in due from charterer	(214,447)
Increase in other receivables	(53,423)
Increase in prepaid expenses and other current assets	(492,054)
Increase in trade accounts payable	1,564,363
Increase in payable to related party	479,950
Increase in sundry liabilities and accruals	947,982
Increase in deferred income	735,375
Deferred dry-dock costs incurred	(1,202,266)

Net cash from operating activities	$4,394,312

Cash flows from investing activities:
Vessel acquisitions	(203,170,815)
Advances for vessel deposit	(12,700,000)
Purchases of property, plant and equipment	(236,640)

Net cash used in investing activities	$(216,107,455)

Cash flows from financing activities:
Repayment of bank debt	(150,000,000)
Proceeds from long-term debt	311,071,351
Prepaid expenses	(1,046,859)
Payment of financing costs	(4,550,520)
Paid-in capital and common stock	68,405,637

Net cash from financing activities	223,879,609

Net increase in cash and cash equivalents	12,166,466
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$12,166,466

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,091,480

Quintana Maritime Limited
Reconciliation of Net Income to EBITDA
(Expressed in U.S. Dollars)

		Period from
	For the Three	January 13, 2005
	Months Ended	(inception) to
	June 30, 2005	June 30, 2005
Net Income	$744,195	$587,329
Interest and finance costs, net	$1,927,437	$1,927,437
Depreciation and amortization	$1,898,352	$1,898,352

EBITDA	$4,569,984	$4,413,118

Glossary of Terms
Average number of vessels This is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was a part of our fleet during the period divided by the number of calendar days in that period.
Ownership days We define ownership days as the aggregate number of days in a period during which each vessel in our fleet has been owned by us. Ownership days are an indicator of the size of our fleet over a period and affect both the amount of revenues and the amount of expenses that we record during a period.
Operating days We define operating days as the number of our available days in a period less the aggregate number of days that our vessels are off-hire due to planned dry docking repairs or any other, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.
Fleet utilization We calculate fleet utilization by dividing the number of our operating days during a period by the number of our Ownership days during the period. The shipping industry uses fleet utilization to measure a company’s efficiency in finding suitable employment for its vessels and minimizing the amount of days that its vessels are off-hire for reasons other than scheduled repairs or repairs under guarantee, vessel upgrades, special surveys or vessel positioning.
TCE per ship per day We define TCE (time-charter equivalent) per ship per day rate as our voyage and time charter revenues less voyage expenses during a period divided by the number of our operating days during the period, which is consistent with industry standards. TCE rate is a shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per day amounts while charter hire rates for vessels on time charters generally are expressed in such amounts.
Net daily revenue The daily TCE rate net of commissions.
Vessel operating expenses per ship per day This include crew wages and related costs, the cost of insurance, expenses relating to repairs and maintenance, the cost of spares and consumable stores, tonnage taxes and other miscellaneous expenses. We define as our total operating costs divided by the ownership days.
Vessel overhead burden per ship per day (Overhead Burden) This includes the salaries and other related costs of the executive officers and the members of our board of directors and other employees, our office rents, legal and auditing costs, regulatory compliance costs, other miscellaneous office expenses and corporate overhead. We define them as our general and administrative expenses divided by the number of ownership days.
-end-